Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2009

MOUNTAIN VIEW, Calif. — May 20, 2009 — Synopsys, Inc. (Nasdaq: SNPS), a world leader in software and IP for semiconductor design, verification and manufacturing, today reported results for its second quarter ended April 30, 2009.

For the second quarter of fiscal 2009, Synopsys reported revenue of $336.8 million, a 3.8 percent increase compared to $324.6 million for the second quarter of fiscal 2008.

“Synopsys continues to execute well in an environment that still shows signs of economic stress,” said Aart de Geus, chairman and CEO of Synopsys.  “Customers are choosing Synopsys for its strong technology, global support, continued investment in the future, and financial strength.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal 2009 was $48.3 million, or $0.33 per share, compared to $39.4 million, or $0.27 per share, for the second quarter of fiscal 2008.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal 2009 was $65.9 million, or $0.45 per share, compared to non-GAAP net income of $59.7 million, or $0.41 per share, for the second quarter of fiscal 2008. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the third quarter and full fiscal year 2009.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter of Fiscal Year 2009 Targets:

•                  Revenue: $342 million - $350 million

•                  GAAP expenses: $284.5 million - $300 million

•                  Non-GAAP expenses: $261 million - $271 million

•                  Other income and expense: $0 - $3 million

•                  Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•                  Fully diluted outstanding shares: 144 million - 149 million

•                  GAAP earnings per share: $0.26 - $0.31

•                  Non-GAAP earnings per share: $0.40 - $0.42

•                  Revenue from backlog: greater than 90 percent

Full-Year Fiscal Year 2009 Targets:

•                  Revenue: approximately $1.35 billion - $1.38 billion

•                  Other income and expense: $14 million - $18 million

•                  Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•                  Fully diluted outstanding shares: 144 million - 149 million

•                  GAAP earnings per share: $1.11 - $1.26

•                  Non-GAAP earnings per share: $1.62 - $1.72

•                  Cash flow from operations: $170 million - $190 million (excludes potential impact of a tentative settlement with the Internal Revenue Service, described below)

In the second quarter, the Company reached a tentative settlement with the IRS that would resolve a dispute regarding its 2002-2004 returns, primarily associated with the acquisition of Avant!.  The tentative settlement is subject to further approval by the government.  If approved, we do not expect a material impact to the Company’s income statement.  However, we do expect it to result in a cash payment to the IRS of approximately $50 million, most likely within the next 12 months.  If the tentative settlement is approved, this payment would be fully offset by tax reductions in future years.

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes.  Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) share-based compensation; (ii) the amortization of acquired intangible assets and in-process research and development charges; and (iii) the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.  Whenever Synopsys uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Second Quarter Fiscal Year 2009 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Results
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2009	2008	2009	2008
GAAP net income	$48,288	$39,387	$100,717	$85,832
Adjustments:
Amortization of intangible assets	10,620	12,407	22,428	24,031
Share-based compensation	14,661	17,841	28,804	33,485
In-process research and development	—	—	600	—
Tax effect	(7,666)	(9,975)	(15,050)	(17,672)
Non-GAAP net income	$65,903	$59,660	$137,499	$125,676

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2009	2008	2009	2008
GAAP earnings per share	$0.33	$0.27	$0.70	$0.58
Adjustments:
Amortization of intangible assets	0.07	0.09	0.16	0.16
Share-based compensation	0.10	0.12	0.19	0.23
In-process research and development	—	—	0.01	—
Tax effect	(0.05)	(0.07)	(0.11)	(0.12)
Non-GAAP earnings per share	$0.45	$0.41	$0.95	$0.85

Shares used in calculation	145,421	145,271	144,024	147,801

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2009 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending July 31, 2009
	Low	High
Target GAAP expenses	$284,500	$300,000
Adjustment:
Estimated impact of amortization of intangible assets	(10,500)	(14,000)
Estimated impact of share-based compensation	(13,000)	(15,000)
Target non-GAAP expenses	$261,000	$271,000

	Range for Three Months
	Ending July 31, 2009
	Low	High
Target GAAP earnings per share	$0.26	$0.31
Adjustment:
Estimated impact of amortization of intangible assets	0.10	0.07
Estimated impact of share-based compensation	0.10	0.09
Net non-GAAP tax effect	(0.06)	(0.05)
Target non-GAAP earnings per share	$0.40	$0.42

Shares used in non-GAAP calculation (midpoint of target range)	146,500	146,500

GAAP to Non-GAAP Reconciliation of Fiscal Year 2009 Targets

	Range for Fiscal Year
	Ending October 31, 2009
	Low	High
Target GAAP earnings per share	$1.11	$1.26
Adjustment:
Estimated impact of amortization of intangible assets	0.32	0.28
Estimated impact of share-based compensation	0.41	0.39
In-process research and development	0.01	0.01
Net non-GAAP tax effect	(0.23)	(0.22)
Target non-GAAP earnings per share	$1.62	$1.72

Shares used in non-GAAP calculation (midpoint of target range)	146,500	146,500

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/.  A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 999158, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the third quarter fiscal 2009 in August 2009.  Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.  In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the third quarter earnings call in August 2009, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the third quarter of fiscal 2009 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter in its Quarterly Report on Form 10-Q to be filed by June 11, 2009.

About Synopsys

Synopsys, Inc. (NASDAQ: SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, software-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has more than 60 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                  continued downturn and uncertainty in the global economy in general, and weakness in the semiconductor and electronics industries;

•                  failure of customers to pay license fees as scheduled;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  competition in the market for Synopsys’ products and services;

•                  lower-than-anticipated new IC design starts;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected orders;

•                  the terms of a final settlement, if any, with the IRS regarding the 2002-2004 returns, and

•                  difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending July 31, 2009 and actual expenses, earnings per share, tax rate, cash flow from operations and other projections on a GAAP and non-GAAP basis for fiscal year 2009 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) integration and other acquisition-related expenses including amortization of intangible assets associated with future acquisitions, if any, (iv) changes in the anticipated amount of employee share-based compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or pronouncements, (viii) general economic conditions, and (ix) other risks as detailed in our SEC filings, including those described in the “Risk Factors” section in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2009.  Furthermore, Synopsys’ actual tax rates applied to income for the third quarter and fiscal year 2009 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government.  Finally, Synopsys’ targets for outstanding shares in the third quarter and fiscal year 2009 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2009	2008	2009	2008
Revenue:
Time-based license	$283,996	$278,220	$569,048	$546,080
Upfront license	15,994	12,214	34,321	24,735
Maintenance and service	36,845	34,119	73,221	69,203
Total revenue	336,835	324,553	676,590	640,018
Cost of revenue:
License	42,292	41,709	84,115	82,107
Maintenance and service	15,048	16,167	30,627	32,046
Amortization of intangible assets	7,679	5,816	15,701	10,849
Total cost of revenue	65,019	63,692	130,443	125,002
Gross margin	271,816	260,861	546,147	515,016
Operating expenses:
Research and development	102,996	95,275	200,803	187,789
Sales and marketing	82,520	82,887	159,904	160,257
General and administrative	28,691	26,171	55,873	50,012
In-process research and development	—	—	600	—
Amortization of intangible assets	2,941	6,591	6,727	13,182
Total operating expenses	217,148	210,924	423,907	411,240
Operating income	54,668	49,937	122,240	103,776
Other income, net	10,445	151	12,544	6,481
Income before income taxes	65,113	50,088	134,784	110,257
Provision for income taxes	16,825	10,701	34,067	24,425
Net income	$48,288	$39,387	$100,717	$85,832

Net income per share:
Basic	$0.34	$0.28	$0.71	$0.60
Diluted	$0.33	$0.27	$0.70	$0.58

Shares used in computing per share amounts:
Basic	143,275	141,844	142,562	143,926
Diluted	145,421	145,271	144,024	147,801

(1)  Synopsys’ second quarter ended on the Saturday nearest April 30. For presentation purposes, the Unaudited Consolidated Statements of Operations refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2009	October 31, 2008
ASSETS:
Current assets:
Cash and cash equivalents	$506,399	$577,632
Short-term investments	370,448	373,669
Total cash, cash equivalents and short-term investments	876,847	951,301
Accounts receivable, net	189,115	147,365
Deferred income taxes	131,290	133,609
Income taxes receivable	47,651	49,859
Other current assets	50,094	40,156
Total current assets	1,294,997	1,322,290
Property and equipment, net	136,799	145,087
Goodwill	917,287	899,640
Intangible assets, net	99,343	114,760
Long-term deferred income taxes	165,600	177,386
Other long-term assets	82,025	83,315
Total assets	$2,696,051	$2,742,478

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$176,233	$289,769
Accrued income taxes	9,256	14,496
Deferred revenue	540,609	604,718
Total current liabilities	726,098	908,983
Long-term accrued income taxes	151,816	152,745
Deferred compensation and other liabilities	76,335	76,970
Long-term deferred revenue	47,856	75,409
Total liabilities	1,002,105	1,214,107
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 144,122 and 141,786 shares outstanding, respectively	1,441	1,418
Capital in excess of par value	1,487,096	1,471,031
Retained earnings	522,129	434,057
Treasury stock, at cost: 13,149 and 15,485 shares, respectively	(291,129)	(342,856)
Accumulated other comprehensive income (loss)	(25,591)	(35,279)
Total stockholders’ equity	1,693,946	1,528,371
Total liabilities and stockholders’ equity	$2,696,051	$2,742,478

(1)

Synopsys’ second and fourth quarter ended on the Saturday nearest April 30 and October 31, respectively. For presentation purposes, the Unaudited Consolidated Balance Sheets refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$100,717	$85,832
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	49,728	50,244
Share-based compensation	28,803	33,486
Allowance for doubtful accounts	2,723	429
Write-down of long-term investments	2,960	394
(Gain) loss on sale of investments	(324)	(1,192)
Deferred income taxes	7,612	3,523
Net change in deferred gains and losses on cash flow hedges	2,664	7,495
In-process research and development	600	—
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(46,707)	(46,982)
Prepaid and other current assets	(7,521)	(10,300)
Other long-term assets	248	(368)
Accounts payable and accrued liabilities	(104,225)	(69,502)
Accrued income taxes	(5,959)	(2,873)
Deferred revenue	(88,065)	(67,309)
Deferred compensation and other liabilities	(469)	980
Net cash (used in) operating activities	(57,215)	(16,143)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	123,041	419,181
Purchases of short-term investments	(119,227)	(253,699)
Proceeds from sales of long-term investments	—	77
Purchases of long-term investments	—	(6,694)
Purchases of property and equipment	(14,734)	(19,498)
Cash paid for acquisitions	(27,333)	—
Capitalization of software development costs	(1,485)	(1,408)
Net cash (used in) provided by investing activities	(39,738)	137,959

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(984)	(1,452)
Issuances of common stock	26,652	36,949
Purchases of treasury stock	—	(170,052)
Net cash provided by (used in) financing activities	25,668	(134,555)
Effect of exchange rate changes on cash and cash equivalents	52	8,301
Net change in cash and cash equivalents	(71,233)	(4,438)
Cash and cash equivalents, beginning of period	577,632	579,327
Cash and cash equivalents, end of period	$506,399	$574,889

(1)	Synopsys’ second quarter ended on the Saturday nearest April 30. For presentation purposes, the Unaudited Consolidated Statements of Cash Flows refer to a calendar month end.